Exhibit 99.(d)(2)(o)

AMENDMENT NO. 14

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment No. 14, dated as of June 16, 2025 (“Amendment”), amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, as subsequently amended, between Invesco Advisers, Inc. (the "Adviser") on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the name of Invesco EQV Emerging Markets All Cap Fund to Invesco Emerging Markets ex-China Fund, a series portfolio of AIM Investment Funds (Invesco Investment Funds) on Exhibit A, effective August 22, 2025.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A to the Contract is deleted in its entirety and replaced with the following:

EXHIBIT A

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund Invesco Core Bond Fund

Invesco Developing Markets Fund Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets ex-China Fund Invesco Emerging Markets Local Debt Fund Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco Health Care Fund Invesco International Bond Fund

Invesco Multi-Asset Income Fund

Invesco Multi-Strategy Fund

Invesco SteelPath MLP Alpha Fund Invesco SteelPath MLP Alpha Plus Fund Invesco SteelPath MLP Income Fund Invesco SteelPath MLP Select 40 Fund

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham

Name: Melanie Ringold		Name:	Shalomi Abraham

Title: Secretary, Senior Vice President and Chief Legal Officer		Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH
Sub-Adviser

		By:	/s/ Paul Dumitrescu

		Name:	Paul Dumitrescu

		Title:	Managing Director

		By:	/s/ Oliver Bilal

		Name:	Oliver Bilal

		Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

		By:	/s/ Alan John Trotter

		Name:	Alan John Trotter

		Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub-Adviser

		By:	/s/ Takashi Matsuo

		Name:	Takashi Matsuo

		Title:	CAO

INVESCO HONG KONG LIMITED
Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary